Exhibit 99.1
TEVA AND ONCOGENEX ANNOUNCE INITIATION OF SECOND PHASE 3 TRIAL OF
CUSTIRSEN IN MEN WITH METASTATIC PROSTATE CANCER
Jerusalem, Israel, Bothell, WA, and Vancouver, Canada, September 30, 2010 — Teva Pharmaceuticals Industries Ltd. (NASDAQ: TEVA) and OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) announced today the initiation of SYNERGY, a global Phase 3 trial evaluating custirsen (also known as OGX-011/TV-1011) as first line therapy for the treatment of castrate-resistant prostate cancer (CRPC). The SYNERGY trial is the second of three Phase 3 trials to be initiated under a global collaboration and license agreement between Teva and OncoGenex to develop and commercialize custirsen.
The SYNERGY trial is a randomized, controlled, global Phase 3 trial to be conducted in approximately 125 cancer centers and with designated recruitment of 800 men with metastatic CRPC who have disease progression and require first-line docetaxel/prednisone chemotherapy. Patients will be randomized to receive treatment with either docetaxel/prednisone plus custirsen or with docetaxel/prednisone alone. The primary endpoint of the trial is to determine whether overall survival is longer in the custirsen treatment arm. The trial design is based on the Phase 2 trial results demonstrating clinical benefits of custirsen treatment with a hazard ratio consistent with a 49% reduction in the rate of death and a median overall survival of 23.8 months compared to 16.9 months.
The initiation of SATURN, the first Phase 3 trial with custirsen was announced by Teva and OncoGenex in June 2010. This global Phase 3 trial will enrol patients with metastatic CRPC who have previously responded to first line docetaxel/prednisone treatment but subsequently have disease progression that involves pain despite opioid usage.
“The prostate cancer landscape is rapidly evolving with the introduction of new therapies to improve patient outcomes.” said Dr. Johann de Bono, the co-Principal Investigator of the trial, the Institute of Cancer Research and The Royal Marsden Hospital, London. “If validated in these two Phase 3 trials, custirsen could offer a unique benefit to patients for prolonged survival and improved quality of life, both of which are key considerations in the treatment of the disease.”

Custirsen has received Fast Track designation from the U.S. Food and Drug Administration (FDA). Both the SATURN trial and the SYNERGY trial are being conducted through the Special Protocol Assessment (SPA) process. In addition, the European Medicines Agency indicated that the Committee for Medicinal Products for Human Use was in overall agreement with the custirsen development plan for commercialization.
More information on the SYNERGY trial and SATURN trial is available on the OncoGenex’ website at: http://oncogenex.com/clinicalTrials/index.html or on the Teva website at: http://www.tevapharm.com/research/products_on.asp.
ABOUT CUSTIRSEN
Custirsen utilizes second-generation antisense technology, licensed from Isis Pharmaceuticals (NASDAQ: ISIS), to target and inhibit production of clusterin, a protein involved in resistance of cancer tumours to treatments. OncoGenex and Isis partnered in the successful discovery and initial development of custirsen. Teva and OncoGenex are responsible for the development and commercialization of custirsen, subject to their global collaboration and license agreement and subject to OncoGenex’s financial obligations to Isis. Key intellectual property related to custirsen was discovered by the University of British Columbia and the Vancouver Prostate Centre, and were exclusively licensed to OncoGenex. More information is available at www.OncoGenex.com. and www.tevapharm.com/research.
ABOUT THE STUDY
The SYNERGY trial is a randomized, controlled, global Phase 3 trial to be conducted in approximately 125 cancer centers and with designated recruitment of 800 men with metastatic CRPC who have disease progression and require first-line docetaxel/prednisone chemotherapy. Patients will be randomized to receive treatment with either docetaxel/prednisone plus custirsen or with docetaxel/prednisone alone. The primary endpoint of the trial is to determine whether overall survival is longer in the custirsen treatment arm. The trial design is based on the Phase 2 trial results demonstrating clinical benefits of custirsen treatment with a hazard ratio consistent with a 49% reduction in the rate of death.
The Principal Investigators for the SYNERGY trial are Dr. Kim Chi at Vancouver Prostate Centre, BC Cancer Agency, in Canada, Dr. Tia Higano at Seattle Cancer Care Alliance, in the United States and Professor Johann de Bono at the Institute of Cancer Research and The Royal Marsden Hospital (London), in Europe.

ABOUT TEVA
Teva Pharmaceutical Industries Ltd. (NASDAQ:TEVA) is a leading global pharmaceutical company, committed to increasing access to high-quality healthcare by developing, producing and marketing affordable generic drugs as well as innovative and specialty pharmaceuticals and active pharmaceutical ingredients. Headquartered in Israel, Teva is the world’s largest generic drug maker, with a global product portfolio of more than 1,250 molecules and a direct presence in approximately 60 countries. Teva’s branded businesses focus on neurological, respiratory and women’s health therapeutic areas as well as biologics. Teva’s leading innovative product, Copaxone®, is the number one prescribed treatment for multiple sclerosis. Teva employs more than 40,000 people around the world and reached $13.9 billion in net sales in 2009.
ABOUT ONCOGENEX
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceuticals have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer. The companies plan to begin Phase 3 development of custirsen in first-line treatment of advanced, unresectable non-small cell lung cancer in 2011. OGX-427 has entered Phase 2 clinical development; SN2310 has completed a Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development.
Teva’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on management’s current beliefs and expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: our ability to successfully develop and commercialize additional pharmaceutical products, the introduction of competing generic equivalents, the extent to which we may obtain U.S. market exclusivity for certain of our new generic products and regulatory changes that may prevent us from utilizing exclusivity periods, potential liability for sales of generic products prior to a final resolution of outstanding patent litigation, including that relating to the generic versions of Neurontin®, Lotrel®, Protonix® and Yaz®, the extent to which any manufacturing or quality control problems damage our reputation for high quality production, the effects of competition on sales of our innovative products, especially Copaxone® (including potential generic and oral competition for Copaxone®), the impact of continuing consolidation of our distributors and customers, our ability to identify, consummate and successfully integrate acquisitions (including the acquisition of ratiopharm), interruptions in our supply chain or problems with our information technology systems that adversely affect our complex manufacturing processes, intense competition in our specialty pharmaceutical businesses, any failures to comply with the complex Medicare and Medicaid reporting and payment obligations, our exposure to currency fluctuations and restrictions as well as credit risks, the effects of reforms in healthcare regulation, adverse effects of political or economical instability, major hostilities or acts of terrorism on our significant worldwide operations, increased government scrutiny in both the U.S. and Europe of our agreements with brand companies, dependence on the effectiveness of our patents and other protections for innovative products, our ability to achieve expected results through our innovative R&D efforts, the difficulty of predicting U.S. Food and Drug Administration, European Medicines Agency and other regulatory authority approvals, uncertainties surrounding the legislative and regulatory pathway for the registration and approval of biotechnology-based products, potentially significant impairments of intangible assets and goodwill, potential increases in tax liabilities resulting from challenges to our intercompany arrangements, our potential exposure to product liability claims to the extent not covered by insurance, the termination or expiration of governmental programs or tax benefits, current economic conditions, any failure to retain key personnel or to attract additional executive and managerial talent, environmental risks and other factors that are discussed in this report and in our other filings with the U.S. Securities and Exchange Commission (“SEC”).

OncoGenex’ Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our anticipated product development activities, the timing and costs of these activities and the potential benefits of our product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, uncertainties regarding our future operating results, the risk that our product candidates will not obtain the requisite regulatory approvals to commercialize or that the future sales of our product candidates may be less than expected, and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.
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Teva Contacts	OncoGenex Contacts

Investor Relations:

Elana Holzman	Scott Cormack, President & CEO
Teva Pharmaceutical Industries Ltd.	(604) 630-5400; scormack@oncogenex.com
972 (3) 926-7554

Media and Investors:

Kevin Mannix	Jason Spark, Canale Communications
Teva North America	(619) 849-6005; jason@canalecomm.com
(215) 591-8912

Media:
Yossi Koren
Teva Pharmaceutical Industries Ltd.
972 (3) 926-7590

Denise Bradley
Teva North America
(215) 591-8974

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